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EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of April 8, 2002, by and among Versicor Inc., a Delaware corporation (the "Company"), and the purchasers listed on the Schedule of Purchasers attached hereto as Schedule A (each, a "Purchaser" and, collectively, the "Purchasers").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    The Company and the Purchasers have entered into that certain Purchase Agreement of even date herewith (the "Purchase Agreement") and, upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue and sell, and the Purchasers have agreed to purchase, that number of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") set forth opposite their name on Schedule A attached hereto and in the aggregate, up to 3,000,000 shares (the "Shares")

        B.    The Company has agreed to provide the Purchasers with the benefit of certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

        SECTION 1. Certain Definitions.    For purposes of this Agreement, the following terms shall have the following respective meanings:

          (a)  "Agreement" has the meaning assigned thereto in the Introductory Paragraph of this Agreement.

          (b)  "Allowable Grace Period" has the meaning assigned thereto in Section 4 of this Agreement.

          (c)  "Business Day" means a day of the week other than a Saturday, a Sunday or a day which shall be in San Francisco, California a legal holiday or a day on which banking institutions are authorized or required by law to remain closed.

          (d)  "Claims" has the meaning assigned thereto in Section 7(a) of this Agreement.

          (e)  "Closing Date" means the date on which the Shares are initially issued and sold by the Company.

          (f)    "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (g)  "Company" has the meaning assigned thereto in the Introductory Paragraph of this Agreement.

          (h)  "Effectiveness Deadline" has the meaning assigned thereto in Section 2 of this Agreement.

          (i)    "Event" has the meaning assigned thereto in Section 4(b) of this Agreement.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (k)  "Indemnified Damages" has the meaning assigned thereto in Section 7(a) of this Agreement.

          (l)    "Indemnified Party" has the meaning assigned thereto in Section 7(b) of this Agreement.

          (m)  "Indemnified Person" has the meaning assigned thereto in Section 7(a) of this Agreement.

          (n)  "Person" means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

          (o)  "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments.

          (p)  "Purchase Agreement" has the meaning assigned thereto in Recital A of this Agreement.

          (q)  "Purchaser" and "Purchasers" have the meanings assigned thereto in the Introductory Paragraph of this Agreement.

          (r)  "Registrable Securities" means the Shares, and any shares of capital stock of the Company issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (for purposes of the proviso in this definition of the term "Registrable Securities," such shares of capital stock of the Company shall also be referred to as the "Shares"); provided, however, that such Shares shall cease to be Registrable Securities (i) when a registration statement registering such Shares under the Securities Act has been declared or becomes effective and such Shares have been sold or otherwise transferred by a holder thereof pursuant to such effective registration statement; (ii) when such Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such Shares relating to restrictions on transferability thereof under the Securities Act is removed or such Shares are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) when such Shares shall cease to be outstanding.

          (s)  "Registration Expenses" has the meaning assigned thereto in Section 6 of this Agreement.

          (t)    "Registration Period" has the meaning assigned thereto in Section 3(a) of this Agreement.

          (u)  "Registration Statement" means a registration statement of the Company filed under the Securities Act and relating to the Registrable Securities.

          (v)  "Rule 144" means such rule promulgated under the Securities Act, or any successor thereto, as amended from time to time.

          (w)  "Securities Act" has the meaning assigned thereto in Recital A of this Agreement.

          (x)  "Trading Day" means a day on which the Nasdaq National Market (the "Nasdaq Stock Market") (or such other principal securities exchange or automated quotation system upon which the Registrable Securities are then listed for public trading) shall be open for business.

          (y)  "Violations" has the meaning assigned thereto in Section 7(a) of this Agreement.

        Unless the context otherwise requires, any reference herein to a "section" or "clause" refers to a section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

        SECTION 2. Registration Under the Securities Act.    The Company shall prepare and, as soon as practicable but in no event later than fifteen (15) business days following the Closing Date, file with the Commission a Registration Statement on Form S-3 under Rule 415 relating to the sale of the Registrable Securities by the Purchasers from time to time on the Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded. The Company shall use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers and the Grace Period, to have the Registration Statement declared effective by the Commission as soon as reasonably practicable and in any event within ninety (90) days after the Closing Date (the "Effectiveness Deadline"). In the event that, after the Closing Date and before the Registration Statement is declared effective, there is an act of God, war or terror that adversely affects the Company's ability to meet the original Effectiveness Deadline, the Effectiveness Deadline will be extended by a number of days equal to the number of days that the Company is so affected plus five (5).

        SECTION 3. Related Obligations.

          (a)  The Company shall, subject to the terms and conditions of this Agreement, including Section 4 hereof, use its commercially reasonable efforts to keep the Registration Statement current and effective at all times until the earlier of (i) the date as of which all of the Purchasers may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the Securities Act or (ii) the date on which all of the Purchasers shall have sold for the first time all of the Registrable Securities pursuant to the Registration Statement (the "Registration Period"), which Registration Statement, as of its effective date and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the Prospectus, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated thereon, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (b)  Subject to the terms and conditions of this Agreement, including Section 4 hereof, the Company agrees to use its commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities, or as may be reasonably requested by a Purchaser in order to incorporate information concerning such Purchaser or such Purchaser's intended method of distribution (subject to the Company receiving notification and all necessary information from the Purchasers described therein and their respective transferees, assignees and donees).

          (c)  The Company shall furnish to the Placement Agent and each Purchaser whose Registrable Securities are included in the Registration Statement, without charge to such Purchaser, (i) promptly after the same is prepared and filed with the Commission, one copy of such Registration Statement and all amendments and supplements thereto, and (ii) upon the effectiveness of each Registration Statement, such number of copies of the Prospectus and all amendments and supplements thereto as such Purchaser may reasonably request in writing.

          (d)  Subject to the terms and conditions of this Agreement, including Section 4 hereof, the Company shall use its commercially reasonable efforts to promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or "blue sky" laws of the applicable jurisdictions in the United States as any Purchaser reasonably requests in writing and keep such registration or qualification in effect during the Registration Period; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented. The Company shall promptly notify each Purchaser who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

          (e)  Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Purchaser of the happening of any event as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to the terms and conditions of this Agreement including Section 4 hereof, promptly prepare a supplement or amendment to such Registration Statement and Prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request. The Company shall also promptly notify each Purchaser (i) when a Prospectus and each Prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Purchaser by facsimile no later than two (2) days after such effectiveness, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus, and (iii) of the Company's reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or Prospectus would be appropriate (subject to the terms and conditions of this Agreement including Section 4 hereof).

          (f)    Subject to the terms and conditions of this Agreement, including Section 4 hereof, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

          (g)  The Company shall (i) list the Shares with the Nasdaq Stock Market not later than the effective date of the Registration Statement by notifying the Nasdaq Stock Market of the issuance of the Shares, and (ii) engage a transfer agent and registrar to maintain the Company's stock ledger for all Shares covered by the Registration Statement not later than the effective date of the Registration Statement.

          (h)  In connection with any sale or transfer of Registrable Securities pursuant to the Registration Statement, the Company shall cooperate with the Purchasers who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and, registered in such names as the Purchasers may request.

          (i)    The Company shall comply in all material respects with all applicable rules and regulations of the Commission in connection with any registration hereunder.

          (j)    The Company will cause PricewaterhouseCoopers LLP to express their opinion with respect to the financial statements which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and which will be incorporated by reference into the Registration Statement and the Prospectus; provided, however, that the opinion shall only be in the form and substance necessary for the Company to file the Registration Statement on Form S-3.

        SECTION 4. Grace Period; Liquidated Damages.

        (a)    Grace Period.    Notwithstanding anything to the contrary herein, the Company may delay the disclosure of material non-public information concerning the Company (a "Grace Period"); provided, however, that the Company shall promptly (i) notify the Purchasers in writing of a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; provided, further, that (A) no single Grace Period shall exceed forty (40) consecutive days, (B) during any three hundred sixty-five (365) day period, there shall be no more than two (2) Grace Periods and the aggregate of all of the Grace Periods shall not exceed an aggregate of eighty (80) days and (C) the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of (x) the date the Purchasers receive the notice referred to in clause (ii) and (y) the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3 of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Section 3 of this Agreement.

        (b)    Liquidated Damages.    If any of the following events (each, an "Event") shall occur and be continuing, then for each day that such Event shall occur and be continuing the Company shall pay to each Purchaser as liquidated damages an amount equal to one-thirtieth of one percent (1/30%) of Fifteen Dollars ($15.00) for each share of Registrable Securities then held by such Purchaser:

  (i)
  a Registration Statement is not filed with the Commission within the time specified therefor in Section 2 of this Agreement;

  (ii)
  a Registration Statement is not declared effective by the Commission within the time specified therefor in Section 2 of this Agreement; or

  (iii)
  a Grace Period exceeds an Allowable Grace Period;

provided, however, that if multiple Events have occurred and are simultaneously continuing, then in all events liquidated damages for only one such Event shall accrue (without any duplication of accrual or multiple accruals) with respect to any share of Registrable Securities held by a particular Purchaser; provided, further, that upon (1) the filing of a Registration Statement with the Commission in the case of an Event described in clause (i) above, (2) the effectiveness of the Registration Statement in the case of an Event described in clause (ii) above, (3) the end of a Grace Period in the case of an Event described in clause (iii) above, and (4) the date that a security is no longer a share of Registrable Securities, liquidated damages shall cease to accrue with respect to each share of Registrable Securities held by a particular Purchaser. Notwithstanding any other provision of this Agreement, no liquidated damages shall accrue with respect to any share of Registrable Securities held by a particular Purchaser unless and until such Purchaser complies with Section 5(a) of this Agreement. Notwithstanding any other provision of this Agreement, no liquidated damages shall accrue with respect to any share of Registrable Securities from and after the earlier of the date such security is no longer a share of

Registrable Securities and the expiration of the Registration Period. The Company shall pay the applicable Purchasers the liquidated damages that have accrued on the applicable shares of Registrable Securities with respect to a particular Event within thirty (30) days after such Event is no longer continuing.

        The parties to this Agreement agree that the Purchasers that hold shares of Registrable Securities may suffer damages in the event that an Event has occurred and is continuing, and that it would not be possible to ascertain the amount of such damages. The parties to this Agreement further agree that the liquidated damages provided for in this Section 4(b) of this Agreement constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of an Event. The parties to this Agreement further agree that the liquidated damages shall be the sole and exclusive (i) damages payable in respect of an Event and (ii) remedy in respect of an Event.

        SECTION 5. Purchaser's Obligations.

          (a)  Each Purchaser acknowledges that a condition precedent to the obligations of the Company pursuant to Sections 2 and 3 of this Agreement with respect to the Registrable Securities of a particular Purchaser shall be that (i) such Purchaser shall complete or cause to be completed the Registration Statement Questionnaire attached hereto as Appendix I, and (ii) the information in such Registration Statement Questionnaire shall be true, correct and complete as of the date hereof and will be true, correct and complete as of the effective date of the Registration Statement and each day thereafter (provided that, if necessary to make the statement accurate, such Purchaser shall be entitled to update such information prior to the effective date of the Registration Statement), and (iii) shall execute such documents in connection with such registration as the Company may reasonably request. Each Purchaser shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Purchaser.

          (b)  Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f) or 4 of this Agreement or the first sentence of Section 3(e) of this Agreement, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser's receipt of the copies of the amended or supplemented Prospectus contemplated by Section 3(e) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Purchaser may keep) in such Purchaser's possession. Each transferee of such Registrable Securities agrees, by acquisition of the Registrable Securities, that no holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Registration Statement or to receive or use a Prospectus relating thereto, unless such holder (i) agrees to be bound by the terms of this Agreement, (ii) purchases at least the lesser of 175,000 shares of Registrable Securities and all of that number of shares of Registrable Securities initially purchased by the transferring Purchaser from the Company on the Closing Date, and (iii) has furnished the Company with the completed Registration Statement Questionnaire required to be provided by each Purchaser under Section 5(a) above.

        SECTION 6. Registration Expenses.    The Company agrees to bear and to pay or to cause to be paid promptly, upon request being made therefor, all expenses incident to the Company's performance of or compliance with this Agreement, including (a) all Commission and registration and filing fees and expenses of the Nasdaq Stock Market, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(d) hereof, (c) all expenses relating to the preparation, and reproduction of the Registration

Statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (d) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), and (e) the reasonable fees, disbursements and expenses of one (1) counsel for the Purchasers, as selected by the Company (unless reasonably objected to by holders of at least a majority in aggregate of the Registrable Securities being registered), which shall not exceed Twenty Thousand Dollars ($20,000), and fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). To the extent that any out-of-pocket Registration Expenses are actually paid by any holder of Registrable Securities, the Company shall reimburse such person for the full amount of the Registration Expenses so paid promptly after receipt of all documents requested by the Company in connection therewith. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts, commissions and transfer taxes, if any, attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly).

        SECTION 7. Indemnification.

        (a)    Indemnification by the Company.    In connection with the Registration Statement, the Company shall indemnify and hold harmless each Purchaser, the directors, officers, members, partners, employees, agents and representatives of each Purchaser, and each Person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement (which settlement shall be approved by the Company) or expenses (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) through (ii) being, collectively, "Violations"). Subject to Section 7(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement of any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Purchaser to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 3 of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9(b) of this Agreement.

        (b)    Indemnification by each Purchaser.    In connection with the Registration Statement, each such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, the Company, the directors, officers, members, partners, employees, agents and representatives of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement and, subject to Section 7(c) of this Agreement, such Purchaser will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 7(d) of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed; provided, further, that the Purchaser shall be liable under this Section 7(b) for only that amount of the Claims and Indemnified Damages as does not exceed the proceeds to such Purchasers as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9(b) of this Agreement. In no event shall any Purchaser have any liability or obligation to pay for or contribute to any damages caused solely and directly by any other Purchaser.

        (c)    Notice.    Promptly after an Indemnified Person or Indemnified Party under this Section 7 has knowledge of any Claim as to which such Indemnified Person reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed under this Agreement, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

        (d)    Contribution.    Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7(a) or Section 7(b) are unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the dollar amount of the gross proceeds received by such Purchaser from the sale of any Registrable Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this Section 7(d) to contribute shall be several in proportion to the number of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

        (e)    Payment of Indemnified Damages.    The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

        (f)    Remedies Not Exclusive.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

        (g)    Representation; Waiver.    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel, other than the Company's counsel, during the negotiations regarding the provisions of this Section 7 and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense

        SECTION 8. Rule 144.    For so long as any Shares are "restricted securities" within the meaning of Rule 144, the Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports it will, upon the request of any holder of Shares purchased hereunder, make publicly available such information as necessary to permit the sales of such Shares pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder may reasonably request to enable such holder to sell Shares within the limitation of the exemption provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. Upon the request of a holder, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

        SECTION 9. Miscellaneous.

        (a)    Notices.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (x) upon receipt, when delivered personally; (y) upon receipt, when sent by facsimile; or (z) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

  (i)
  if to the Company, to:
Versicor Inc. 34790 Ardentech Court Fremont, California 94555
Facsimile:	(510) 739-3003
Attention:	Mr. George F. Horner, III Dov A. Goldstein, M.D.
with a copy to:
O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, Suite 2600 San Francisco, California 94111
Facsimile:	(415) 984-8701
Attention:	Peter T. Healy, Esq.
  (ii)
  if to a Purchaser, at its address as set forth on the Schedule of Purchasers attached hereto as Schedule A, or at such other address or addresses as may have been furnished to the Company in writing.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be evidence of receipt of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (x), (y) or (z) above, respectively.

        (b)    Assignment.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, heirs and legal representatives; provided, however, that the rights of the Purchasers hereunder may be assigned by a Purchaser to any transferee or assignee of such Purchaser's Registrable Securities if and only if: (i) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a draft copy of such agreement is furnished to the Company prior to the purported assignment and an executed copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by such transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, such transferee or assignee agrees in writing with the Company to be bound by all of the obligations of a Purchaser under this Agreement by executing a counterpart signature page to this Agreement; (v) such transfer or assignment shall have been made in accordance with the applicable requirements of the Purchase Agreement; (vi) such transfer or assignment shall have been conducted in accordance with all applicable federal and state securities laws; and (vii) such transferee or assignee shall have purchased from such Purchaser at least the lesser of 175,000 shares of Registrable Securities and all of that number of shares of Registrable Securities initially purchased by such transferring Purchaser from the Company on the Closing Date.

        (c)    Survival.    Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Registrable Securities being purchased and the payment therefor pursuant to the Purchase Agreement for a period of two (2) years from the Closing Date.

        (d)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions.

        (e)    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        (f)    Entire Agreement; Amendments.    This Agreement and the Purchase Agreement contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority of the shares constituting Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(f), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

        (g)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

        (h)    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

"COMPANY" VERSICOR INC.
By:	George F. Horner, III President and Chief Executive Officer
"PURCHASER" Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Facsimile:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

S-1

APPENDIX I

VERSICOR INC.
REGISTRATION STATEMENT QUESTIONNAIRE

        In connection with the preparation of the Registration Statement, please provide us with the following information:

        1.    Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

        2.    Please provide the number of shares of Versicor Inc. that you or your organization will beneficially own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

        3.    Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

        ☐ Yes                        ☐ No

        If yes, please indicate the nature of any such relationships below:

        4.    Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

        Answer: ☐ Yes        ☐ No    If "yes," please describe below

Appendix I - 1

        NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

        Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

        Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

        Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

Appendix I - 2

SCHEDULE A

SCHEDULE OF PURCHASERS

Name and Address of Purchasers	Number of shares	Aggregate Purchase Price

QuickLinks

  EXHIBIT 4.1
REGISTRATION RIGHTS AGREEMENT
APPENDIX I VERSICOR INC. REGISTRATION STATEMENT QUESTIONNAIRE
SCHEDULE A SCHEDULE OF PURCHASERS